UNITED STATES

SECURITES AND EXCHANGE COMMISION

WASHINGTON, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gencor Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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GENCOR INDUSTRIES, INC.

5201 NORTH ORANGE BLOSSOM TRAIL, ORLANDO, FLORIDA 32810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 6, 2007

TO THE STOCKHOLDERS OF GENCOR INDUSTRIES, INC.:

Notice is hereby given that the Annual Meeting of Stockholders of Gencor Industries, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Offices; 5201 North Orange Blossom Trail, Orlando, Florida, on March 6, 2007 at 10:00 A.M., local time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.	To elect the Director to be voted upon by the holders of Common Stock and to elect the Directors to be voted upon by the holders of Class B Stock.

2.	To ratify the selection of Moore Stephens Lovelace, P.A., independent certified public accountants, as auditors for the Company for the year ending September 30, 2007

3.	To transact such other business as may properly come before the meeting.

Only Stockholders of record at the close of business on January 30, 2007 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Stockholders should review the information provided herein in conjunction with the Company’s 2006 Annual Report on Form 10-K, which accompanies this Proxy Statement.

The Company’s Proxy Statement and proxy accompany this notice.

By order of the Board of Directors,

Jeanne M. Lyons, Secretary

Orlando, Florida

Date: February 8, 2007

Enclosures

****YOUR VOTE IS IMPORTANT****

YOU ARE URGED TO DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 6, 2007

This Proxy Statement is furnished in connection with the Annual Meeting of Stockholders of Gencor Industries, Inc. (the “Company”) to be held March 6, 2007 at 10:00 a.m. local time, or any adjournments or postponements thereof at the Company’s Corporate Offices, 5201 North Orange Blossom Trail, Orlando, Florida. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about February 8, 2007. A copy of the Company’s 2006 Form 10-K is being mailed with this Proxy Statement but is not to be regarded as proxy solicitation material.

SOLICITATION AND REVOCATION OF PROXY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of the holders of the Company’s Common Stock, par value $.10 per share, and Class B Stock, par value $.10 per share (herein referred to as “Common Stock” and “Class B Stock,” respectively) to be held March 6, 2007. The enclosed proxy may be revoked at any time before it is exercised by attending and voting in person at the meeting, by giving written notice of revocation to the Secretary of the Company prior to the taking of the vote for which such proxy has been given, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date. Notice and delivery shall occur upon actual receipt by the Secretary of the Company at its principal place of business. The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, or by telegraph by the Directors, Officers, and employees of the Company, or by the Company’s transfer agent. Directors, Officers and other employees of the Company will receive no additional compensation for any such further solicitations. Also, the Company will make arrangements with banks, brokerage houses, and other nominees, fiduciaries, and custodians holding shares in their names or in those of their nominees to forward proxy materials to the beneficial owners of shares, and the Company will upon request, reimburse such entities for their reasonable expenses in sending the proxy materials. All properly executed unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of Directors shown as nominees and as recommended by the Board of Directors with regard to all other matters.

VOTING SECURITIES

At the close of business on December 19, 2006, there were 8,302,130 shares of Common Stock and 1,642,998 shares of Class B Stock outstanding and entitled to vote at the Annual Meeting.

The holders of such shares are entitled to one vote for each share of stock held by them on any matter to be presented at the Annual Meeting, including the election of Directors. The holders of Common Stock and Class B Stock will vote separately as a class on the election of Directors. Only Stockholders of record at the close of business on January 30, 2007 are entitled to vote at the Annual Meeting and any adjournment thereof. Although the Company has not polled its Directors and Executive Officers, management expects that the Directors and Executive Officers will vote for the nominees and proposals as shown herein.

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of each class of Common Stock and Class B Stock will constitute a quorum.

PROPOSALS 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that 75% (calculated to the nearest whole number, rounding a fractional number of five-tenths (.5) to the next highest whole number) of the members of the Board shall be elected by Class B Stockholders voting separately as a class. The Company anticipates that the Class B Directors will be elected by the holders of Class B Stock.

Pursuant to the Company’s Bylaws, the Board of Directors has fixed the number of Directors at five. Each Director elected at the Annual Meeting shall hold office until his respective successor has been elected and qualified, or until such individual’s earlier resignation or removal. Vacancies may be filled by a majority vote of the remaining directors then in office.

The Board of Directors has selected the following person as nominee for election by the holders of Common Stock as a Director at the 2007 Annual Meeting of Stockholders:

To be elected by the holders of Common Stock:

Russell R. Lee, III

The affirmative vote of Stockholders holding a plurality of the Company’s issued and outstanding Common Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

The Board of Directors has selected the following persons as nominees for election by the holders of Class B Stock as Directors at the 2007 Annual Meeting of Stockholders:

David A. Air

E.J. Elliott

Marc G. Elliott

Randolph H. Fields

The affirmative vote of Stockholders holding a plurality of the Company’s issued and outstanding Class B Stock in attendance at the meeting, either in person or by proxy, is required to approve this proposal. Abstentions and broker non-votes will have no effect.

The Board of Directors recommends an affirmative vote for the above nominees.

It is the intention of the persons named in the accompanying form of proxy to nominate and, unless otherwise directed, vote such proxies for the election of the nominees named above as Directors. The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of Directors to eliminate the vacancy.

DIRECTORS AND EXECUTIVE OFFICERS

The names of directors and the executive officers of the Company are listed in the following table:

Name and Principal Occupation or Employment (1)	First Became a Director	First Became an Executive Officer
Directors for Class B Stockholders:

E. J. Elliott Chairman of the Board and Chief Executive Officer (2) (3) (7)	1968	1968

Marc G. Elliott (2) (3) (7) President	2007	1993

Randolph H. Fields (2) (5) (7) Attorney, Greenberg Traurig, P.A. since October, 1995	2002

David A. Air (5) Director, Synuthane International Inc., since 1993. Engineering / Sales Consulting Rubbercraft Inc., 1994 to 1999.	2004

Director for Common Stock Stockholders:

Russell R. Lee, III, CPA (6) Vice President of Finance & Chief Financial Officer, Teltronics, Inc. since 2004. Served as Vice-President of Finance and Administration/ Chief Financial Officer, SinoFresh Healthcare, Inc. from 2003 to 2004, and as Executive Vice-President of Finance and Operations for Esprix Technologies, LLP, 1999 to 2003.	2004

Executive Officers (4)

David F. Brashears Senior Vice President Technology		1978

Scott W. Runkel Chief Financial Officer and Treasurer		2000

Jeanne M. Lyons Secretary		1996

(1)	Except as otherwise indicated, there has been no change in principal occupation or employment during the past five years.
(2)	Member of the Executive Committee.
(3)	E.J. Elliott is the father of Marc G. Elliott.
(4)	Each executive officer holds office until his successor has been elected and qualified, or until his earlier resignation or removal.
(5)	Member of the Audit Committee and Compensation Committee.
(6)	Member of the Audit Committee, Compensation Committee and Financial Expert.
(7)	Member of the Nominating Committee.

Meetings of the Board of Directors and Certain Committees of the Board

During the fiscal year ended September 30, 2006, the Board of Directors of the Company held four meetings. All Directors attended the meetings.

The Compensation Committee endeavors to ensure that the compensation program for executive officers of the Company is effective in attracting and retaining key executives responsible for the success of the Company and in promoting its long-term interests and those of its stockholders. The committee, without applying any specific quantitative formulas, considers such factors as net income, earnings per share, duties and scope of responsibility, industry standards and comparable salaries for the geographic area, corporate growth, profits, goals and market share increases. The functions of the Compensation Committee include reviewing and establishing compensation plans for the Company’s executive officers and reviewing certain of the Company’s employee benefit and compensation programs. The Compensation Committee met six times in fiscal 2006.

The Audit Committee’s responsibilities include selecting the Company’s auditors and reviewing the Company’s audit plan, financial statements and internal accounting and audit procedures. The Audit Committee Charter was adopted by the Board of Directors and a copy is included in this Proxy Statement. During the fiscal year ended September 30, 2006, the Audit Committee had six meetings, which were attended by all members of the audit committee. Mr. David A. Air and Mr. Russell R. Lee, III. are considered independent by NASDAQ rules. Randolph H. Fields is “independent,” as that term is defined by NASDAQ rules for purposes of serving on the Company’s Board of Directors. However, because Mr. Fields is a shareholder in the Company’s primary outside law firm, Mr. Fields would not be considered “independent,” pursuant to the standards set forth in NASDAQ Rule 4350(d)(2) with respect to his service on the Company’s Audit Committee. These NASDAQ rules do not apply to a company not listed on NASDAQ and the Board of Directors has determined that, because of his extensive business and financial experience, Mr. Fields’ membership on the Audit Committee is currently in the best interest of the Company and its shareholders. Mr. Lee serves as the “audit committee financial expert.”

The three members of the Nominating Committee are E. J. Elliott, Marc G. Elliott and Randolph H. Fields. Although Mr. Fields is considered independent by NASDAQ rules, Messrs. Elliott and Elliott are not. The Nominating Committee of the Company does not have a charter, but has developed guidelines. The Nominating Committee guidelines provide that it consider for director, candidates by stockholders or others, and believes that for smaller companies it is desirable and beneficial to recommend board candidates who possess a proven track record in heavy manufacturing operations, understand the Company’s overall business, and are able to make maximum contribution to guiding the Company’s affairs. Accordingly, the Nominating Committee reviews recommendations of its individual members and gives considerable weight to candidates with industry-related experience and expertise that will benefit the Company. Additionally, the Nominating Committee believes that persons selected must have a serious work ethic and an ability to work as a constructive member of a team for the benefit of the stockholders. The Nominating Committee did not meet during fiscal 2006.

In addition to any other applicable requirements, if a stockholder desires to nominate a director for election at an annual meeting, such stockholder must (A) be a stockholder of record on both (1) the date such stockholder provides notice of such nomination to the Company and (2) the record date for the determination of stockholders entitled to vote at such annual meeting and (B) have given timely notice in proper written form to the Secretary of the Company. If a stockholder is entitled to vote only for a specific class or category of directors at the annual meeting, such stockholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

To be timely in connection with the annual meeting, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. As a result, with respect to the 2008 Annual Meeting, any notice given by a stockholder pursuant to these provisions of the Company’s Bylaws must be received no earlier than November 7, 2007 and no later than December 7, 2007, unless the Company’s Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from March 6, 2008. If the Company’s 2008 Annual Meeting date is advanced by more than 30 days or delayed by more than 60 days from this year’s meeting date, then notices must be received no earlier than 120th day prior to the 2008 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following the date on which the meeting date is publicly announced.

In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting (and satisfying the requirements set forth above) may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Company’s notice of such meeting, but only if the stockholder notice is delivered to the Secretary at the principal executive office of the Company no later than the close of business on the 10th day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (A) as to each person whom the stockholder proposes to nominate for election as a director (1) the name, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Company, if any, which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (B) as to the stockholder giving notice (1) the name and record address of such stockholder, (2) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and certain stockholders to file with the Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely on its review of such forms received by it, the Company is unaware of any instances of noncompliance, or late compliance, with such filings during the fiscal year ended September 30, 2006, by its officers or directors except as follows:.

David Air:	Mr. Air filed a late Form 3.
Jeanne M. Lyons:	Ms. Lyons filed: (a) a late Form 4 in connection with the sale of common stock and (b) a late Form 4 in connection with the exercise of stock options.
John E. Elliott:	Mr. Elliott filed a late Form 4 in connection with the sale of common stock.
David F. Brashears:	Mr. Brashears filed: (a) a late Form 4 in connection with the sale of common stock; (b) a late Form 4 in connection with the sale of common stock and (c) a late Form 4 in connection with the exercise of stock options.

Directors Fees

Directors’ fees are paid by the Company to non-employee directors at the rate of $1,000 per month, plus $1,000 per board meeting attended and $500 per committee meeting attended. Total fees paid in fiscal 2006 were $66,000. During fiscal 2006 the Directors were also each granted options for 5,000 shares at the market price at the date of grant.

Communications with Directors

Stockholders wishing to communicate with Directors should send their correspondence to the Director or Directors concerned in care of the Chairman of the Board of the Company at the Company address. The Company’s policy is to forward such communications to the addressees, if the issues/subjects are material and relevant.

Director Attendance at Annual Meetings of Stockholders

The Company encourages all incumbent directors, as well as all nominees for election as director, to attend the Annual meeting of Stockholders. All of the Company’s incumbent directors attended the Company’s Annual meeting in 2006.

Code of Ethics

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal accounting officer and persons performing similar functions. The Company will provide to any person without charge, upon written request, addressed to its corporate headquarters, attention Corporate Secretary, a copy of such code of ethics.

EXECUTIVE COMPENSATION

The following table presents certain annual and long-term compensation for the Company’s Chief Executive Officer, the four highest-paid executive officers other than the CEO, (collectively the “Named Executive Officers”) as well as the total compensation earned or paid to each individual during the Company’s last three fiscal years:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary (1) ($)	Bonus ($)	Securities Underlying Options (#)	(2) All Other Compensation ($)
E. J. Elliott	2006	400,000	—	5,000	7,750
Chairman of the Board, Chief Executive Officer	2005	400,000	337,036	0	8,000
	2004	400,000	14,000	0	6,004

Marc G. Elliott	2006	275,000	—	5,000	0
President	2005	275,000	5,250	0	0
	2004	210,000	14,000	0	0

David F. Brashears	2006	185,000	—	0	3,444
Senior Vice President, Technology	2005	185,000	5,250	0	3,202
	2004	185,000	14,000	0	2,978

John E. Elliott	2006	250,000	—	5,000	0
Executive Vice President	2005	250,000	5,250	0	0
	2004	250,000	14,000	0	0

Scott W. Runkel	2006	225,000	—	0	4,396
Chief Financial Officer and Treasurer	2005	225,000	5,000	0	5,202
	2004	225,000	14,000	0	4,810

(1)	Does not include an amount for incidental personal use of business automobiles furnished by the Company to certain of its Named Executive Officers. The Company has determined that the aggregate incremental cost of such benefits to the Named Executive Officers does not exceed, as to any named individual, the lesser of $50,000 or 10% of the cash compensation reported for such person.
(2)	The compensation reported under All Other Compensation represents contributions to the Company’s 401(k) Plan on behalf of the Named Executive Officers to match 2004-2006 pretax executive contributions (included under salary) made by each executive officer to such plan.

Option Grants in Fiscal Year 2006

The following table provides details with respect to stock options granted to Named Executive Officers in 2006.

Option Grants in Last Fiscal Year

		Individual Grants			Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
E. J. Elliott	5,000	33%	$9.32	9/27/2016	$29,306	$74,268

John E. Elliott	5,000	33%	$9.32	9/27/2016	$29,306	$74,268

Marc G. Elliott	5,000	33%	$9.32	9/27/2016	$29,306	$74,268

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information concerning stock options exercised by each of the Named Executive Officers of the Company during fiscal 2006 and the value of options held by such officers at the end of each year measured in terms of the closing price of the Company’s Common Stock on September 30, 2006.

Name	Shares Acquired on Exercise #	Value Realized ($)	*Number of Securities Underlying Unexercised Options at September 30, 2006	*Value of Unexercised In-the-Money Options at September 30, 2006
E. J. Elliott	-0-	-0-	5,000 U	0

John E. Elliott	-0-	-0-	5,000 U	0

Marc G. Elliott	-0-	-0-	5,000 U	0

Scott W. Runkel	20,000	17,400	0	0

David F. Brashears	24,000	39,600	0	0

*	Exercisable (E)/Unexercisable (U)

STOCK OPTION PLAN

1997 Stock Option Plan

In July 1996, the Company’s Board of Directors, subject to the approval of its stockholders, adopted the Gencor Industries, Inc. 1997 Stock Option Plan (the “1997 Plan”) which provides for the issuance of stock options to purchase an aggregate of up to 1,200,000 shares of the Company’s Common Stock, 1,200,000 shares of the Company’s Class B Stock and up to fifteen percent (15%) of the authorized common stock of any subsidiary. The 1997 Plan permits the grant of options to officers, directors and key employees of the Company. The 1997 Plan was approved by stockholders on April 11, 1997.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors were the members of the Compensation Committee of the Board of Directors during fiscal year 2006: Russell R. Lee, III, David A. Air and Randolph H. Fields. Mr. Fields is a shareholder of the law firm Greenberg Traurig, P.A., which serves as the Company’s primary legal counsel.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee, covering our fiscal year ended September 30, 2006, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “Commission” or “SEC”) or subject to Regulations 14A or 14C of the Commission, or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, Moore Stephens Lovelace, P. A., are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee with regard to its oversight functions referred to below, the Audit Committee approved the audited financial statements for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors.

Date: December 14, 2006	Respectfully submitted,

Russell R. Lee, III
Randolph H. Fields
David A. Air

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C of the Securities and Exchange Commission (the “Commission” or “SEC”) or the liabilities of Section 18 of the Exchange Act. Such Report shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

General

During fiscal year 2006 the Compensation Committee (the “Committee”) of the Board of Directors consisted of David A. Air, Randolph H. Fields, and Russell R. Lee III, each of whom serves as non-employee directors of the Company. The Compensation Committee administers the Company’s executive compensation program, monitors corporate performance and its relationship to compensation for executive officers, and makes appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

One of the major objectives of the Committee has been to develop and implement a compensation program designed to attract, motivate, reward and retain the broad-based management talent required to achieve the Company’s business objectives. The Committee believes that offering a competitive base salary and certain incentives designed to encourage achievement of the Company’s objectives is beneficial to the Company.

Base Salary

The Company’s salary levels for executive officers are intended to be consistent with competitive pay practices of similar sized companies within the industry. In determining executive officers’ salaries, the Committee considers such factors as the level of responsibility, competitive trends, and the financial performance and resources of the Company. An individual’s experience level, overall job performance, prior service and job knowledge are also important considerations.

Incentives

Incentives consist of stock options and, to a lesser extent, cash awards. The Committee believes that the compensation program should provide individuals with an opportunity to increase their ownership and potential for financial gain from increases in the Company’s stock price. This approach closely aligns the interests of Stockholders, management and employees. Therefore, management and other employees are eligible to receive stock options, giving them the right to purchase shares of the Company’s Common Stock at a specified price in the future. The grant of options is based primarily on an individual’s potential contribution to the Company’s growth and profitability, as measured by the market value of the Company’s Common Stock. The granting of cash awards is discretionary and is not dependent on any one factor.

Compensation of the Chief Executive Officer

The Committee annually reviews the performance and compensation of the Chief Executive Officer based on its assessment of past performance and its expectation of future contributions to the Company’s performance. The Committee believes the compensation paid to the Chief Executive Officer, as reported elsewhere in this Schedule 14A, is reasonable.

Respectfully submitted,
December 14, 2006	THE COMPENSATION COMMITTEE

David A. Air
Randolph H. Fields
Russell R. Lee, III

STOCK PERFORMANCE GRAPH

The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company’s stockholders during the five-year period ended September 30, 2006, as well as the Wilshire Small Capitalization Index and the Dow Jones Heavy Construction Index. The stock performance assumes $100 was invested on October 1, 2001.

	9/30/2001	9/30/2002	9/30/2003	9/30/2004	9/30/2005	9/30/2006
Gencor Industries, Inc.	100.00	67.35	95.92	357.14	332.65	377.55

DJ Heavy Construction Index	100.00	79.72	111.87	122.10	194.44	231.05

Wilshire Small Cap Index	100.00	93.68	130.42	150.34	180.06	184.50

(1)	Subsequent to June 1, 2000, the Company’s stock has traded on the “pink sheets” under the stock symbol “GCRX” until 2003 when the stock symbol was changed to “GNCI”. In January 2005, quotations on the Company’s stock commenced reporting on the OTC Electronic Bulletin Board under the symbol “GNCI.OB”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company leases vehicles from Marcar Leasing Corporation (“Marcar”), a corporation engaged in general leasing to the public of machinery, as well as, vehicles owned by members of E.J. Elliott’s immediate family, including Marc G. Elliott. The terms of the leases are established based on the rates charged by independent leasing organizations and are believed by the Company to be more favorable than those generally available from independent third parties. Leases between the Company and Marcar generally provide for equal monthly payments over either thirty-six months or forty-eight months. During fisca1 2006, the Company made lease payments to Marcar in the aggregate amount of $121,000.

Randolph H. Fields, a director of the Company, is a shareholder of the law firm of Greenberg Traurig P.A., which serves as the Company’s primary legal counsel.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information as of December 19, 2006 with respect to (i) each person known to management to be the beneficial owner (as defined by the Security and Exchange Commission) of more than 5% of the Company’s Common Stock or Class B Stock, (ii) each Director, (iii) each Executive Officer of the Company named in the Summary Compensation Table, (iv) each nominee for election to the Board of Directors, and (v) the Directors and Executive Officers of the Company as a group. Except as otherwise noted, each named beneficial owner has sole voting and investment power over the shares shown.

	Amount and Nature of Beneficial Ownership (1)			Percent of Class (1)
Name And Address of Beneficial Owner	Common Stock		Class B Stock	Common Stock	Class B Stock
E. J. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	1,221,675	(2)	1,348,318	14.7%	82.1%

John E. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	809,562		—	9.8%	—

Marc G. Elliott 5201 N. Orange Blossom Trail Orlando, Florida 32810	379,700		101,520	4.6%	6.2%

David F. Brashears 5201 N. Orange Blossom Trail Orlando, Florida 32810	125,595		—	1.5%	—

Scott W. Runkel 5201 N. Orange Blossom Trail Orlando, Florida 32810	35,148		—	0.4%	—

David A. Air 5201 N. Orange Blossom Trail Orlando, Florida 32810	2,200		—	0.0%	—

Jeanne M. Lyons 5201 N. Orange Blossom Trail Orlando, Florida 32810	9,000		—	0.1%	—

All Directors and Executive Officers as a group (7 persons)	2,582,880	(2)	1,449,838	31.2%	88.2%

Harvey Houtkin 160 Summit Avenue Montvale, NJ 07645	2,171,969	(3)	—	26.2%	—

Mark Shefts 160 Summit Avenue Montvale, NJ 07645	525,138	(4)	—	6.3%	—

Lloyd I. Miller, III 4550 Gordon Drive Naples, Florida 34102	443,620	(5)		5.3%

(1)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares that are not outstanding, but that are subject to option, warrants, rights or conversion privileges exercisable within 60 days have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right but have not been deemed outstanding for the purpose of computing the percentage for any other person.
(2)	Includes 48,978 shares owned by the Elliott Foundation, Inc.
(3)	Based solely on a Schedule 13D dated August 8, 2005 filed by Harvey Houtkin with the Securities and Exchange Commission. Amount beneficially owned is: 2,171,969 shares (includes 834,780 shares owned by Mr. Houtkin’s wife Sherry Houtkin); 45,974 shares owned by Mr. Houtkin’s son Stuart; 67,980 shares owned by Mr. Houtkin’s son Brad; 26,830 shares owned by Mr. Houtkin’s son Michael; and 30,500 shares owned by Domestic Securities, Inc., of which Mr. Houtkin is Chief Executive Officer, Secretary, director and a 50 percent indirect beneficial owner.
(4)	Based solely on a Schedule 13D dated September 22, 2006 filed by Mark Shefts with the Securities and Exchange Commission. Amount beneficially owned: 525,138 shares (includes 91,000 shares owned by Mr. Shefts’ wife Wanda Shefts, as to which Mr. Shefts disclaims beneficial ownership); 189,000 shares owned by a trust of which Mr. Shefts is co-trustee with his wife, who is the beneficiary of such trust and 244,638 shares owned Attain Services Corp., of which Mr. Shefts is president, a director and a 50 percent indirect beneficial owner.
(5)	Based solely on a Schedule 13G dated July 19, 2006 filed by Lloyd I. Miller III with the Securities and Exchange Commission. Amount beneficially owned: 443,620 shares (includes 25,700 shares sole voting power and 417,920 shares shared voting power).

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Moore Stephens Lovelace, P.A. has served as the Company’s independent registered public accounting firm for fiscal years 2000–2006.

Moore Stephens Lovelace, P.A. was reappointed by the Board of Directors, on the recommendation of the Audit Committee, as its independent accountants for fiscal 2007. Representatives of Moore Stephens Lovelace, P.A. are expected to appear at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from Stockholders at that time.

The Board of Directors has approved the Company’s engagement of Moore Stephens Lovelace, P.A. as the Company’s independent auditors. Moore Stephens Lovelace, P.A. has served as the Company’s independent auditors since fisca1 2000, and is familiar with the Company’s business and management.

Audit Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years’ audit of the annual financial statements and review of financial statements included in the Company’s Form 10-Qs was $151,511 in 2006 and $184,866 in 2005.

Tax Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years for preparation of income tax returns were $27,200 in 2006 and $44,643 in 2005.

All Other Fees

The aggregate fees billed by Moore Stephens Lovelace, P.A. for the last two fiscal years for other services was $35,147 in 2006 for other accounting assistance and assistance with an IRS examination and $-0- in 2005.

The audit committee has reviewed the fee structure and believes that Moore Stephens Lovelace, P.A. has the independence necessary to act as the Company’s independent registered public accounting firm.

In accordance with Company policy, all Fees for Moore Stephens Lovelace, P.A. were approved in advance by the audit committee or full board of directors.

While ratification by Stockholders of this appointment is not required by law or the Company’s Certificate of Incorporation or Bylaws, management believes that such ratification is desirable. In the event this appointment is not ratified by an affirmative vote of Stockholders holding a majority of the Company’s issued and outstanding Common Stock and Class B Stock, together, in attendance at the meeting, either in person or by proxy, the Board of Directors of the Company will consider that fact when it appoints independent public accountants for the next fiscal year.

The Board of Directors recommends a vote for the ratification and approval of its selection of Moore Stephens Lovelace, P.A. at the 2007 Annual Meeting.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting, other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Pursuant to Security and Exchange Commission Rule 14a-8, in order to be eligible for inclusion in the proxy materials for the Company’s 2008 Annual Meeting of Stockholders, any stockholder ‘ proposal to take action at such meeting must be received by the President of the Company no later than October 11, 2007. Stockholder proposals must be made in compliance with applicable legal requirements promulgated by the Securities and Exchange Commission and must be furnished to the President by certified mail, return receipt requested.

In accordance with the Company’s Bylaws, in order to be properly brought before the 2008 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, must be delivered to the Secretary of the Company at its principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of the Company’s Bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than November 7, 2007 and no later than December 7, 2007, unless the Company’s Annual Meeting is more than 30 days before or after March 6, 2008. If the Company’s 2008 Annual Meeting date is advanced or delayed by more than 30 days from this year’s meeting date, then proposals must be received no earlier than the 120th day prior to the 2008 Annual Meeting and no later than the close of business on the later of the 90th day prior to the 2008 Annual Meeting or the 10th day following the date on which the meting date is publicly announced.

ANNUAL REPORT

The Company, upon request, will furnish to record and beneficial holders of its Common Stock, free of charge, an additional copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2006. Copies of exhibits to the Form 10-K also will be furnished upon request at the payment of a reasonable charge. All requests should be directed to the Investor Relations Department of the Company at the offices of the Company set forth in the Notice of Annual Meeting appended to this Proxy Statement.

YOU ARE URGED TO SIGN AND RETURN YOUR PROXY PROMPTLY TO MAKE CERTAIN YOUR SHARES WILL BE VOTED AT THE 2007 ANNUAL MEETING. FOR YOUR CONVENIENCE, A RETURN ENVELOPE IS ENCLOSED.

BY ORDER OF THE BOARD OF DIRECTORS

Jeanne M. Lyons, Secretary
Orlando, Florida
February 8, 2007

Appendix A

COMMON STOCKHOLDER PROXY

GENCOR INDUSTRIES INC.

THIS COMMON STOCKHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MARCH 6, 2007

The undersigned, hereby appoints E.J. Elliott, Marc G. Elliott, or any of them, as proxies, each with the power to appoint his or her substitutes, to represent, and vote all shares of Common Stock on behalf of the undersigned as designated below at the Annual Meeting of Stockholders of Gencor Industries, Inc., to be held March 6, 2007, and any adjournments thereof, with all powers the undersigned would possess if personally present and voting at such meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, the Proxy will vote FOR Proposals 1 and 2.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

☒ PLEASE MARK VOTES AS IN THIS SAMPLE.

1) ELECTION OF DIRECTOR:	☐ FOR the nominee listed to the left	☐ WITHHOLD AUTHORITY to vote
Russell R. Lee, III		for the nominee listed to the left.

2) Proposal to ratify the selection of Moore Stephens Lovelace, P.A. as auditors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are jointly held, each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Check appropriate box to indicate changes below; Address Change? ☐ Name Change? ☐

Number of Shares:

Dated: , 2007

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

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GENCOR INDUSTRIES, INC.

Audit Committee Charter

Appendix B

I. Organization

This charter governs the operations of the audit committee. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the committee,) and at least one member shall have accounting or related financial management expertise.

II. Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

III. Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee is carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

A.	The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company’s shareholders.

B.	The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors.

C.	The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

D.	Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs.

E.	Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

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F.	The committee shall review the interim financial statements with management and the independent audits prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

G.	The committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall consider the compatibility of nonaudit services with the auditors’ independence.

H.	The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

I.	Annually, the committee shall review and recommend to the board the selection of the Company’s independent auditors, subject to shareholders’ approval.

IV. Meetings

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will hold private meetings with auditors (see below) and executive sessions. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

A. Reporting Responsibilities

1.	Regularly report to the board of directors about committee activities, issues and related recommendations

2.	Provide an open avenue of communication between internal audit, the external auditors and the board of directors

3.	Report annually to the shareholders, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule

4.	Review any other reports the company issues that relate to committee responsibilities

B. Other Responsibilities

1.	Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes.

2.	Institute and oversee special investigations as needed.

3.	Confirm annually that all responsibilities outlined in this charter have been carried out.

4.	Perform other activities related to this charter as requested by the board of directors.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

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